EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-            ) of our report dated March 5, 2004, relating to the financial statements and financial statement schedule of LookSmart, Ltd., which appears in LookSmart, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
San Francisco, California May 7, 2004